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                                                                      EXHIBIT 21

                    CNA SURETY CORPORATION AND SUBSIDIARIES
                            AS OF DECEMBER 31, 2001

                          COMPANY                              INCORPORATED IN
                          -------                              ---------------
CNA Surety Corporation......................................   Delaware
Capsure Holdings Corp. (f/k/a Nucorp, Inc.).................   Delaware
  Capsure Financial Group, Inc..............................   Oklahoma
    (f/k/a/ Nucorp Energy of Oklahoma, Inc.)
       NI Acquisition Corp..................................   Texas
       SI Acquisition Corp..................................   Texas
         Surewest Financial Corp............................   South Dakota
           Surety Bonding Company of America................   South Dakota
           Western Surety Company...........................   South Dakota
           Troy Fain Insurance, Inc.........................   Florida
       Universal Surety Holding Corp........................   Texas
         Universal Surety of America........................   Texas
De Montfort Group Limited...................................   United Kingdom